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                                                                    EXHIBIT 10.2



                              AGILITY CAPITAL, INC.

                             2001 STOCK OPTION PLAN


                                   ARTICLE I

                                    PURPOSE

         1.1 This Agility Capital, Inc. 2001 Stock Option Plan is intended to advance the interests of the Company and its stockholders and subsidiaries by attracting, retaining and motivating the performance of selected directors, officers and employees of the Company of high caliber and potential upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such directors, officers and employees to acquire and retain a proprietary interest in the Company by ownership of its common stock.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Code" means the Internal Revenue Code of 1986, as amended.

         2.3 "Common Stock" means the Company's Common Stock, no par value.

         2.4 "Committee" means the Compensation Committee appointed by the Board or any successor committee appointed by the Board to administer the Plan pursuant to Article IV hereof.

         2.5 "Company" means AutoBond Acceptance Corporation, a Texas
Corporation.

         2.6 "Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.

         2.7 "Eligible Person" means any person who is a director, officer or employee of the Company or any Subsidiary.

         2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.9 "Fair Market Value" means the last reported sales prices of the Common Stock on the American Stock Exchange, Inc. on the date as of which fair market value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the American Stock Exchange, Inc. on the date as of which fair market value is to be





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determined, the Committee shall determine in good faith the fair market value in whatever manner it considers appropriate.

         2.10 "Incentive Stock Option" means a stock option granted under the Plan that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

         2.11 "Nonqualified Stock Option" means a stock option granted under the Plan that is not an Incentive Stock Option.

         2.12 "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

         2.13 "Optionee" means an Eligible Person to whom an Option has been granted, which Option has not expired, under the Plan.

         2.14 "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 6.2 hereof.

         2.15 "Plan" means this AutoBond Acceptance Corporation 2001 Stock Option Plan.

         2.16 "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.

         2.17 "Subsidiary" means a subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code.

         2.18 "Ten-Percent Owner" means an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, its parent, if any, or any Subsidiary, within the meaning of Sections 422(b)(6) and 424(d) of the Code.

                                  ARTICLE III

                                  ELIGIBILITY

         All Eligible Persons are eligible to receive a grant of an Option under the Plan. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted an Option.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two persons selected by the Board. Solely to the extent necessary or advisable to satisfy the requirements of Rule 16b-3 under the Exchange Act, each Committee


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member shall meet the definition of a "Non-Employee Director" for purposes of such Rule 16b-3 provided that the mere fact that a Committee member shall fail to qualify as a "Non-Employee Director" shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan.

         4.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to (i) determine the Eligible Persons to whom an Option shall be granted, (ii) determine the type of Option to be granted, (iii) determine the time or times at which an Option shall be granted, the number of shares of Common Stock subject to each Option, the Option Price of the shares subject to each Option and the time or times when each Option shall become exercisable and the duration of the exercise period, and (iv) determine whether, to what extent, and under what circumstances options may be settled or exercised in cash or Common Stock.

         Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to (i) interpret the Plan, reconcile any inconsistency, correct any default or supply any omission in the Plan or Stock Option Agreement, (ii) prescribe, amend and rescind rules and regulations relating to it, and (iii) determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons.

         No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.

         4.3 Majority Rule. A majority of the members of the Committee (or, if less than three, all of the members) shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

         4.4 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Eligible Persons, their employment with or other service to the Company, their death, disability or other termination of service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V

                         SHARES OF STOCK SUBJECT TO PLAN

         5.1 Number of Shares. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Common Stock which may be issued and sold hereunder to all Eligible Persons in the aggregate shall be 1,100,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by an Option that


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shall have been exercised shall not again be available for an Option grant. If an Option shall terminate for any reason (including, without limitation, the cancellation of an Option pursuant to Section 6.6 hereof) without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

         5.2 Antidilution. Subject to Article IX hereof, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares in the manner that it shall deem to be equitable and appropriate. In no event may any such change be made to an Incentive Stock Option which would constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

                                   ARTICLE VI

                                     OPTIONS

         6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option, provided that Incentive Stock Options may only be granted to Eligible Persons who are considered employees of the Company or any Subsidiary for purposes of Section 422 of the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code. The Company and the Optionee shall execute a Stock Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

         6.2 Option Price. The Option Price shall be determined by the
Committee: provided, however, that the Option Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant (subject to Section 7.1 hereof in the case of a Ten- Percent Owner).

         6.3 Vesting and Term of Option. Unless otherwise specified by the Committee in the Stock Option Agreement for an Optionee, an Option shall vest and become exercisable in cumulative annual installments, each of which shall relate to one-third of the number of shares of Common Stock originally covered thereby (adjusted in accordance with Section 5.2 hereof), on the second, third and fourth anniversaries of the Date of Grant


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respectively, provided that the Optionee is an Eligible Person on such anniversary. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate the exercisability of any Option at any time. [An Option may become 100 percent vested and exercisable upon an Optionee's death or disability to the extent provided in Article VIII hereof.]1 The period during which a vested Option may be exercised shall be ten years from the Date of Grant (subject to Section 7.1 hereof in the case of a Ten-Percent Owner), unless a shorter exercise period is specified by the Committee in the Stock Option Agreement for an Optionee.

         6.4 Option Exercise and Withholding. An Option may be exercised in whole or in part at any time to the extent such Option is then exercisable and vested, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash, (ii) at the discretion of the Committee, in Common Stock (not subject to limitations on transfer) valued at the Fair Market Value of such shares on the trading date immediately preceding the date of exercise or
(iii) at the discretion of the Committee, by a combination of cash and such Common Stock. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash or, at the discretion of the Committee, in Common Stock the full amount of all applicable withholding and other employment taxes resulting from such exercise.

         6.5 Nontransferability of Option. No Option shall be transferred by an Optionee other than by will or the laws of descent and distribution. No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of an Optionee, the Option shall be exercisable only by such Optionee, except that, in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by such Optionee's guardian or legal representative.

         6.6 Cancellation, Substitution and Amendment of Options. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option Price which may be the same as or different than the Option Price of the canceled Options or (ii) the amendment of the terms of any and all outstanding Options.


--------
(1) Although 8.1 and 8.2 provide for accelerated vesting upon death/disability, do you want to draw attention to it? You may not want to unless client generally intends to accelerate.


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                                  ARTICLE VII

                             INCENTIVE STOCK OPTIONS

         7.1 Ten-Percent Owners. Notwithstanding any other provisions of this Plan to the contrary, in the case of an Incentive Stock Option granted to a Ten-Percent Owner, (i) the period during which any such Incentive Stock Option may be exercised shall not be greater than five years from the Date of Grant and
(ii) the Option Price of such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant.

         7.2 Annual Limits. No Incentive Stock Option shall be granted to an Optionee as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

         7.3 Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, within 10 days after such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

         7.4 Other Terms and Conditions. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE VIII

                             TERMINATION OF SERVICE

         8.1 Death. If an Optionee shall die at any time after the Date of Grant and while he or she is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6.5 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised. The Committee may determine at or after grant to make any portion of an Option that is not exercisable at the date of the Optionee's death immediately vested and exercisable.


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         8.2 Disability. If an Optionee's employment or other service with the
Company or any Subsidiary shall be terminated as a result of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code) at any time after the Date of Grant and while he or she is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his or her guardian or legal representative) shall have the right, during a period ending one year after the date of his disability (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it was exercisable at the date of such termination of employment or other service and shall not have been exercised. The Committee may determine at or after grant to make any portion of his or her Option that is not exercisable at the date of termination of employment or other service due to disability immediately vested and exercisable.

         8.3 Termination for Cause. If an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for cause, the Optionee's right to exercise any unexercised portion of his or her Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Section 8.3, termination for "cause" shall include unless otherwise defined in any existing employment agreement, but not be limited to, embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company or any Subsidiary, significant activities harmful to the reputation of the Company or any Subsidiary, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary. The Committee shall have the power to determine in its sole discretion whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

         8.4 Other Termination of Service. If an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for cause, the Optionee shall have the right, during the period ending 90 days after such termination (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it was exercisable at the date of such termination and shall not have been exercised, while any unvested portion of the Option shall immediately terminate and all rights thereunder shall cease as of the date of the Optionee's termination of service. For purposes of this Section 8.4, an Optionee shall not be considered to have terminated employment or other service with the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of 90 days (or such greater period during which the Optionee is guaranteed reemployment either by statute or contract).

                                   ARTICLE IX

                                CHANGE IN CONTROL

         9.1 Change in Control. Upon a "change in control" of the Company (as defined below), each outstanding Option, to the extent that it shall not otherwise have become vested, shall become fully and immediately vested (without regard to any otherwise applicable


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vesting requirement under Section 6.3 hereof) and an Optionee shall surrender his or her Option and receive with respect to each share of Common Stock issuable under such Option outstanding at such time, a payment in cash equal to the excess of the Fair Market Value of the Common Stock at the time of the change in control over the Option Price of the Common Stock; provided, however, that no such vesting and cash payment shall occur if (i) the change in control has been approved by at least two-thirds of the members of the Board who were serving as such immediately prior to such transaction and (ii) provision has been made in connection with such transaction for (a) the continuation of the Plan and/or the assumption of such Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices. In the event of any such continuation, assumption or substitution, the Plan and/or such Options shall continue in the manner and under the terms so provided.

         9.2 Definition. For purposes of Section 9.1 hereof, a "change in control" of the Company shall mean (i) a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation; (ii) a sale or other transfer of substantially all of the assets of the Company to another corporation; (iii) any transaction or series of transactions (including, without limitation, a transaction in which the Company is the surviving corporation) that results in any person or entity (other than any Subsidiary) becoming owner of more than 50 percent of the combined voting power of all classes of stock of the Company;
(iv) a change or series of changes in the composition of the Board such that a majority of its members shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors on the date this Plan is approved by the Board or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the then existing directors); or (v) a dissolution or liquidation of the Company.

                                   ARTICLE X

                               STOCK CERTIFICATES

         10.1 Issuance of Certificates. Subject to Section 10.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is a Nonqualified Stock Option.

         10.2 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:


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         (a) The completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable;

         (b) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

         (c) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

         (d) Satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities as provided in Section 6.4 hereof; and

         (e) If required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

         10.3 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

                                   ARTICLE XI

                    EFFECTIVE DATE, TERMINATION AND AMENDMENT

         11.1 Effective Date. The Plan shall become effective on the date of its adoption by the Board (the "Effective Date"); provided, however, that no Option shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company, which approval shall be obtained within 12 months before or after the adoption of the Plan by the Board. If the stockholders fail to approve the Plan within one year from the Effective Date, any Options granted hereunder shall be null and void and of no effect.

         11.2 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the Company's stockholders. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

         11.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.


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                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Employment or other Service. Nothing in the Plan, in the grant of any Option or in any Stock Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he or she is employed by or otherwise provides services to the Company or any Subsidiary. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in a Stock Option Agreement, no Option shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any Subsidiary), so long as such Optionee continues to be an Eligible Person.

         12.2 Rights as Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Stock Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

         12.3 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or the Committee or provided by the terms of such plan.

         12.4 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the state of Texas without regard to the principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the state of Texas.

         12.5 If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.


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